United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: October 8, 2021

(Date of Earliest Event Reported)

INDUS REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12879	06-0868496
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Avenue, New York, New York 10022

(Address of principal executive offices)

(212) 218-7910

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

On October 5, 2021, INDUS Realty Trust, Inc. (the “Company”) and INDUS RT, LP entered into an Underwriting Agreement with Morgan Stanley & Co. LLC (“Morgan Stanley”) and Citigroup Global Markets Inc. (“Citi”), as representatives of the underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 2,150,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), plus up to an additional 322,500 shares of Common Stock if the Underwriters exercise their option to purchase additional shares of Common Stock in full. The public offering price for the shares was $66.00 per share (the “Underwriting Agreement”).

The Underwriting Agreement contains customary representations and warranties of the Company and indemnification and contribution provisions under which the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Pursuant to the Underwriting Agreement, the Company has agreed not to offer, sell or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for 60 days after October 5, 2021 without first obtaining the written consent of Morgan Stanley and Citi on behalf of the Underwriters.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith and is incorporated by reference herein.

The transaction closed on October 8, 2021. Total net proceeds of the offering (after deducting the underwriting discount and before deducting other estimated expenses) were approximately $134.8 million. The Company intends to use the net proceeds from the offering to finance its acquisition and development pipeline and for other corporate purposes.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated as of October 5, 2021, by and among the Company, INDUS RT, LP and Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein..
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto).
104.1	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2021	INDUS REALTY TRUST, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Executive Vice President and Chief Financial Officer